As filed with the Securities and Exchange Commission on August 20, 2004

Registration No. 333-04927

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIMITED BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1029810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Limited Parkway Columbus, Ohio	43216
(Address of Principal Executive Offices)	(Zip Code)

1996 STOCK PLAN FOR NON-ASSOCIATE DIRECTORS

(Full title of the plan)

Samuel P. Fried

Senior Vice President, General Counsel and Secretary

Limited Brands, Inc.

Three Limited Parkway, P.O. Box 16000

Columbus, Ohio 43216

(614) 415-7000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SHARES

Limited Brands, Inc. is filing this post-effective amendment to deregister 116,350 shares of common stock, $.50 par value (“Shares”), registered under the 1996 Stock Plan for Non-Associate Directors (the “Plan”). The Shares were registered on this Registration Statement on Form S-8 (No. 333-04927), originally filed with the Securities and Exchange Commission on May 31, 1996. The Plan has been discontinued and no additional Shares will be issued thereunder. Consequently, the remaining 116,350 Shares registered under the Plan are hereby deregistered from this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, and State of Ohio on the 17th day of August, 2004.

LIMITED BRANDS, INC.

By:	/s/ Samuel P. Fried
Samuel P. Fried
Senior Vice President,
General Counsel and Secretary

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